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                 [PRAGER, METZGER & KROEMER PLLC LETTERHEAD]




                                August 31, 1999

                                                                    EXHIBIT 5.1


Tarragon Realty Investors, Inc.
280 Park Avenue
East Building, 20th Floor
New York, New York 10017

         RE:      Tarragon Realty Investors, Inc. - up to
                  1,947,987 shares of Common Stock, par value
                  $0.01 per share

Ladies and Gentlemen:

         We have acted as counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company" or "Tarragon") in connection with the preparation by the Company of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended covering the delayed future possible offer and sale of up to an aggregate of 1,947,987 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") that may be offered for sale from time to time by pledgees, donees, transferees or other successors-in-interest of the Company or Lucy N. Friedman.

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies certified or otherwise identified to our satisfaction of the following documents and have made no independent verification of the factual matters set forth in such documents:

         A.       Articles of Incorporation of the Company;

         B.       Bylaws of the Company;

         C. Officers Certificate dated August 30, 1999, certifying to the matters stated therein;



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Tarragon Realty Investors, Inc.
August 31, 1999
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         D.       The Registration Statement and any and all
                  exhibits thereto; and

         E. Such other documents we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, public officials and others without independent check or verification of their accuracy.

         Based upon the foregoing and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. A total of 745,000 shares of Common Stock covered by such Registration Statement have been duly and validly authorized and issued by Tarragon as Treasury Stock, which 745,000 shares are fully-paid and non-assessable, with no personal liability attaching to the ownership thereof;

                  2. A total of 456,000 shares of Common Stock covered by such Registration Statement were originally issued by Tarragon pursuant to that certain Agreement and Plan of Merger dated July 24, 1997, between Vinland Property Corporation and the Company (the "Vinland Merger Agreement") and have been duly and validly authorized and issued in connection therewith and all of such shares are fully-paid and non-assessable, with no personal liability attaching to the ownership thereof, but have been subsequently acquired by the Company as Treasury Stock; and

                  3. A total of 746,987 shares of Common Stock covered by such Registration Statement have been duly and validly authorized and were issued in connection with the Vinland Merger Agreement or in


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Tarragon Realty Investors, Inc.
August 31, 1999
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         connection with that certain Agreement and Plan of Merger dated June
         5, 1998, between the Company and National Income Realty Trust (the "NIRT Merger Agreement") and are outstanding, fully-paid and non-assessable, with no personal liability attaching to the ownership thereof.

         The members of this firm are admitted to practice only in the State of Texas and are not licensed to practice law in the State of Nevada. Our opinions expressed herein may address certain matters of Nevada law. With respect to opinions involving or based upon the interpretation of the laws of the State of Nevada, we have relied upon, and our opinion is subject to, the limitations and assumptions set forth in the opinion of Lewis and Roca LLP dated August 31, 1999, and addressed to the Company and our firm upon which we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement). We have made no independent examination of the laws of the State of Nevada.

         This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relied upon by any other person or for any other purpose without our prior written consent and is rendered as of the date hereof. We do not undertake, and hereby disclaim any obligation to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or director of the Company.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               PRAGER, METZGER & KROEMER PLLC




                                               By: /s/ STEVEN C. METZGER
                                                   ----------------------------
                                                   Steven C. Metzger, Manager